UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 31, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2	ACQUISITION OR DISPOSITION OF ASSETS

On January 7, 2004, we announced we closed a Definitive Asset Purchase with Bone and Joint Surgical Clinic (“B&J”) and Dr. Christopher E. Cenac. B&J specializes in prevention, diagnosis and treatment of disorders of the musculoskeletal system since being established in 1976. B&J was acquired pursuant to an asset purchase transaction from Dr. Cenac, the sole shareholder. Dr. Cenac has no prior relationship with us.

Pursuant to the asset purchase agreement, we acquired the assets of B&J. Subject to certain yet undetermined post-closing adjustments, if any, the purchase price consisted of $2,500,000 in cash and stock consideration. We may also make additional payments of up to $2,500,000 in cash and common stock if certain net earnings goals are achieved in each of the first three fiscal years following the closing.

The acquisition has been accounted for using the purchase method of accounting. We funded the cash portion of the purchase price of B&J from the proceeds of the $10 million Convertible Debenture offering which we closed on December 18, 2003.

ITEM 7	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following financial statements, pro forma information and exhibits are filed as part of this report.

(a) Financial Statements of Business Acquired

Bone and Joint Surgical Clinic

Report of Independent Certified Public Accountants

2002 and 2001 Financial Statements:

•	Balance Sheet as of December 31, 2002

•	Statements of Operations and Retained Earnings for the year ended December 31, 2002

•	Statements of Cash Flows for the year ended December 31, 2002

Notes to Financial Statements

(b) Pro forma financial information:

•	Introduction to Unaudited Pro Forma Condensed Consolidated Financial Information

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve months ended December 31, 2002

Exhibits	Material Contracts
Exhibit 10.1	Agreement of Purchase and Sale
Exhibit 99.1	Press Release dated January 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: December 31, 2003	By:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date: December 31, 2003	By:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director

Financial Statements

BONE AND JOINT SURGICAL CLINIC

December 31, 2002

BONE AND JOINT SURGICAL CLINIC

Financial Statements

December 31, 2002

(With Independent Auditors’ Report Thereon)

BONE AND JOINT SURGICAL CLINIC

Independent Auditors’ Report

The Board of Directors

Bone and Joint Surgical Clinic

We have audited the accompanying balance sheet of Bone and Joint Surgical Clinic as of December 31, 2002 and the related statements of operations and owner’s equity, and cash flows for the year then ended. These financial statements are the responsibility of the Clinic’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bone and Joint Surgical Clinic at December 31, 2002 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

December 16, 2003

Maitland, Florida

Tschopp, Whitcomb and Orr, P.A.

BONE AND JOINT SURGICAL CLINIC

Balance Sheet

December 31, 2002

Assets
Current assets:
Cash	$9,041
Accounts receivable	451,785

Total current assets	460,826
Property and equipment, net (notes 2 and 4)	544,585

Total assets	$1,005,411

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$20,259
Current installments of long-term debt	624,992

Total current liabilities	645,251
Long-term debt, excluding current maturities	287,912

Total liabilities	933,163
Owner’s equity	72,248

Commitments and contingencies (notes 3 and 5)	$1,005,411

See accompanying notes to financial statements.

BONE AND JOINT SURGICAL CLINIC

Statement of Operations and Owner’s Equity

Year ended December 31, 2002

Net patient revenue	$1,996,344
Cost of patient revenue	1,947,357

Gross profit	48,987
General and administrative expenses	262,917

Operating loss	(213,930)

Other expense:
Interest	65,578
Depreciation	32,833

Total other expenses	98,411

Net loss	(312,341)
Owner’s equity at beginning of year	384,589

Owner’s equity at end of year	$72,248

See accompanying notes to financial statements.

BONE AND JOINT SURGICAL CLINIC

Statement of Cash Flows

Year Ended December 31, 2002

Cash flows from operating activities:
Net loss	$(312,341)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,833
Cash provided by (used for) changes in:
Accounts receivable	98,114
Accounts payable and accrued expenses	(4,999)
Account payable - related party	(253,451)

Net cash used in operating activities	(439,844)

Cash flows from financing activities:
Proceeds from long-term debt	599,000
Repayment of long-term debt	(171,568)

Net cash provided by financing activities	427,432

Cash flow from investing activities:
Acquisition of property and equipment	(7,451)

Net cash used in investing activities	(7,451)

Net change in cash	(19,863)
Cash at beginning of year	28,904

Cash at end of year	$9,041

Supplemental disclosures of cash flow information:
Cash paid for interest	$65,578

See accompanying notes to financial statements.

BONE AND JOINT SURGICAL CLINIC

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies

(a)	Organization and Mission

Bone and Joint Surgical Clinic (Clinic) is a medical clinic providing treatment for patients who suffer from pain, located in Houma, Louisiana. The Clinic’s primary mission is to provide quality specialized treatment to the South Louisiana area. The Clinic is a sole proprietorship.

(b)	Net Patient Service Revenue

Patient service revenue is recognized at the time the service is performed at the estimated net realizable amounts from patients, third-party payors and others for services rendered. The Clinic is a provider under the Medicare program and various other third-party payor arrangement which provide for payments to the Clinic at amounts different from its established rates. Provisions for estimated third-party payor settlements, if necessary, are provided in the period the related services are rendered.

(c)	Income Taxes

The Clinic is a sole proprietorship; consequently, the taxable income of the Clinic is included in the income tax return of the owner. Accordingly, no income tax related assets, liabilities or provision for income taxes has been recorded in the accompanying financial statements.

(c)	Financial Instruments Fair Value, Concentration of Business and Credit Risks

The carrying amount reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported in the accompanying balance sheets for long-term debt approximates fair value because the actual interest rates do not significantly differ from current rates offered for instruments with similar characteristics. Financial instruments which potentially subject the Clinic to concentrations of credit risk consist principally of patient accounts receivable which amount to approximately $451,000. The Clinic performs credit evaluations of its patients prior to rendering service and generally does not require collateral.

(Continued)

5

BONE AND JOINT SURGICAL CLINIC

Notes to Financial Statements

December 31, 2002

(1)	Organization and Summary of Significant Accounting Policies – (Continued)

(e)	Use of Estimates

Management of the Clinic has made certain estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(f)	Cash Flows

For purposes of cash flows, cash and cash equivalents include cash on hand, cash on deposit (including interest bearing accounts) and short-term financial instruments with a maturity, from the date of purchase, of three months or less.

(2)	Property and Equipment

Property and equipment consist of the following at December 31, 2002:

Land	$34,000
Building	562,806
Vehicles	40,476
Medical equipment	171,117
Furniture and equipment	65,193

873,592
Less accumulated depreciation	(329,007)

$544,585

(3)	Medical Malpractice Claims

The Clinic is subject to claims and legal actions primarily as a result of medical malpractice matters which arise in the ordinary course of business. The Clinic maintains malpractice insurance to protect against such claims or legal actions. Management believes the ultimate resolution of such matters will be adequately covered by the Clinic’s insurance and will not have a material adverse effect on its financial position or results of operations.

6

BONE AND JOINT SURGICAL CLINIC

Notes to Financial Statements

December 31, 2002

(4)	Long-Term Debt

Long-term debt consists of the following at December 31, 2002:

Revolving line of credit note agreement payable on demand. Interest is variable based on the bank’s prime rate (8% at December 31, 2002) and is payable monthly. Secured by assets of the owner.	$599,000
Note payable to a bank, with monthly payments of $546, including interest through November, 2004 with a final payment of approximately $32,700 due in December 31, 2004. Interest is fixed at 10%. Secured by a mortgage on property and equipment.	38,127
Note payable to a bank, with monthly payments of $4,207 through November, 2005 with a final payment of approximately $316,400 due in December, 2005. Interest is fixed at 10%. Secured by a mortgage on property and equipment.	275,777
912,904
Less current installments	(624,992)
$287,912

At December 31, 2002, the approximate annual principal payments, with respect to the obligation existing at that date as described herein, are as follows:

Year ended December 31,
2003	$624,992
2004	58,863
2005	229,049
$912,904

(6)	Subsequent Events

In December, 2003 the owner of the Clinic entered into a letter of intent with PainCare Holdings, Inc. (PainCare). The letter of intent provides for the owner to sell certain assets of the Clinic to PainCare, Inc. for $5,000,000. $1,125,000 of the purchase price will be paid in cash and $1,125,000 paid in PainCare stock at the closing. The remaining $2,750,000 will be paid in the form of PainCare stock over a three year period.

7

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the acquisition by PainCare Holdings, Inc. of Bone and Joint Surgical Clinic., in a transaction to be accounted for using the purchase method of accounting. The unaudited pro forma balance sheet is based on the historical balance sheets of PainCare Holdings, Inc. and Bone and Joint Surgical Clinic appearing elsewhere in this Form 8-K. The unaudited pro forma statements of operations are based on the historical statement of operations of PainCare Holdings, Inc. and of Bone and Joint Surgical Clinic appearing elsewhere in this Form 8-K and combine the results of operations of PainCare Holdings, Inc. and Bone and Joint Surgical Clinic for the year ended December 31, 2002 as if the acquisition occurred on the beginning of the period.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of PainCare Holdings, Inc.

PainCare Holdings, Inc. will account for the merger with Bone and Joint Surgical Clinic using the purchase method of accounting. As of January 1, 2002, PainCare Holdings, Inc. is no longer amortizing its goodwill in accordance with SFAS No. 142. Such goodwill will be subject to impairment testing using a fair value based method as of January 1, 2003.

Bone and Joint Clinic

Unaudited Pro Forma Consolidated Balance Sheet

Year Ended December 31, 2002

	PainCare Historical	Bone and Joint Clinic Historical	ProForma Adjustments	Proforma
Assets
Cash	$2,078,684	$9,041	$—	$2,087,725
Accounts Receivable	2,781,094	451,785	—	3,232,879
Due from Shareholder	339,325	—	—	339,325
Note Receivable	100,316	—	—	100,316
Deposits & Prepaid expenses	138,519	—	—	138,519

Total Current Assets	5,437,938	460,826	—	5,898,764

Furniture and Equipment, net	3,012,615	544,585	—	3,557,200
Goodwill (6)	5,012,552	—	2,568,252	7,580,804
Other Assets	203,822	—	—	203,822

Total Assets	13,666,927	1,005,411	2,568,252	17,240,590

Liabilities and Stockholder’s Equity

Current Portion of Notes Payable	320,123	624,992	—	945,115
Accounts Payable and Accrued Expenses	529,031	20,259	—	549,290
Current Portion of Convertible Debentures	987,164	—	—	987,164
Current Portion of Capital Lease Obligations	445,549	—	—	445,549

Total Current Liabilities	2,281,867	645,251	—	2,927,118

Notes Payable, less current portion	1,009,391	287,912	—	1,297,303
Convertible Debentures (5)	664,055	—	1,390,500	2,054,555
Shareholder Loan	1,890	—	—	1,890
Capital Lease Obligations, less current	2,155,733	—	—	2,155,733

Liabilities	6,112,936	933,163	1,390,500	8,436,599

Stockholder’s Equity
Common Stock (6)	1,557	—	48	1,605
Preferred Stock	—	—	—	—
Additional Paid in Capital (6)	7,019,246	—	1,249,952	8,269,198
Retained Earnings (6)	556,487	72,248	(72,248)	556,487
Cumulative Translation Adjustment	(23,299)	—	—	(23,299)

Total Stockholder’s Equity	7,553,991	72,248	1,177,752	8,803,991

Total Liabilities and Stockholder’s Equity	13,666,927	1,005,411	2,568,252	17,240,590

Bone and Joint Clinic

Unaudited Pro Forma Consolidated Statement of Operations (1)

Year Ended December 31, 2002

	PainCare Historical	Bone and Joint Clinic Historical	ProForma Adjustments	Proforma
Revenues	$7,497,942	$1,996,344	$—	$9,494,286
Cost of Sales (2)	2,698,450	1,947,357	(1,175,000)	3,470,807

Gross Profit	4,799,492	48,987	1,175,000	6,023,479
Operating Expenses:
General & Administrative (3)	3,468,515	262,917	(75,000)	3,656,432
Depreciation Expense	206,949	32,833	—	239,782

Operating Income	1,124,028	(246,763)	1,250,000	2,127,265
Interest Expense	358,546	65,578	—	424,124
Other Income	173,992	—	—	173,992

Income Before Taxes	939,474	(312,341)	1,250,000	1,877,133
Provision for Income Taxes (4)	234,440	—	234,415	468,855

Net Income	$705,034	$(312,341)	$1,015,585	$1,408,278

Basic Earnings Per Share				$0.13
Basic Weighted Average Shares Outstanding	10,591,258	565,048		11,156,306
Diluted Earnings Per Share				$0.11
Diluted Weighted Average Shares Outstanding	12,583,653	565,048		13,148,701

Footnotes:

1)	Historical financial results for the Bone and Joint Clinic

2)	Adjustment for non-recurring compensation paid to Dr. Cenac

3)	Adjustment for non-recurring general and administrative expenses

4)	Represents estimate of taxes for the Bone and Joint Clinic if they had filed consolidated tax returns with PCH

5)	Represents portion of Convertible Debentures issued for the purchase of the Bone and Joint Clinic

6)	Represents the impact of the purchase of the outstanding shares of the Bone and Joint Clinic, including the issuance of 565,048 shares of PainCare Holdings, Inc. at $2.21 per share and the resulting Goodwill of $2,568,252 using the purchase method of accounting.